UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report - June 22, 2022

(Date of earliest event reported)

INVITATION HOMES INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000

Dallas TX 75201

(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 22, 2022, Invitation Homes Operating Partnership LP (the “Borrower”), a wholly owned subsidiary of Invitation Homes Inc. (the “Company”), entered into the Term Loan Agreement (the “Term Loan Agreement”) with the lenders party thereto (the “Lenders”) and Capital One, National Association, as administrative agent. The Term Loan Agreement provides for senior unsecured term loans, with current commitments totaling $725.0 million (together, collectively, the “Term Loans”), consisting of:

•	a $150.0 million initial term loan (the “Initial Term Loan”), which will mature on June 22, 2029; and

•

up to three delayed draw term loans (the “Delayed Draw Term Loans”) totaling $575.0 million, which will mature on June 22, 2029, which may be drawn during the six month period following the date of effectiveness of the Term Loan Agreement.

The Term Loan Agreement also includes an accordion feature providing the option to increase the size of the Term Loans or enter into additional incremental term loans, such that the aggregate amount of the Term Loans, together with such additional incremental term loans, does not exceed at any time $950.0 million, subject to certain limitations.

Proceeds from the Initial Term Loan and excess cash on hand were used as part of a series of transactions to fully repay the $232.7 million principal balance of the IH 2018-2 securitization due to reach final maturity on June 9, 2025.

Interest Rate and Fees

Borrowings under the Term Loan Agreement bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) an Adjusted Term SOFR rate determined by reference to the Term SOFR rate published by the Term SOFR Administrator for the interest period relevant to such borrowing or (b) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50%, and (3) the Term SOFR reference rate that would be payable on such day for an Adjusted Term SOFR rate loan with a one-month interest period plus 1.00%. The margin for the Initial Term Loan and the Delayed Draw Term Loans ranges from 0.15% to 1.20%, in the case of base rate loans, and 1.15% to 2.20%, in the case of Term SOFR loans. The margin as of the date of effectiveness of the Term Loan Agreement is 0.25%, in the case of base rate loans, and 1.25%, in the case of Term SOFR rate loans. The Term Loan Agreement also includes a sustainability component whereby the Term Loans’ pricing can improve upon the Company’s achievement of certain sustainability ratings, determined via an independent third-party evaluation.

The Borrower is also required to pay an unused fee to the lenders equal to the daily unused balance of the Delayed Draw Term Loan commitments multiplied by 0.20% per annum.

Prepayments

The Borrower is permitted to voluntarily repay amounts outstanding under the Term Loans (a) on or prior to the first anniversary of the closing subject to a 2.0% prepayment fee, (b) on or prior to the second anniversary of the closing subject to a 1.0% prepayment fee and (c) at any time thereafter without premium or penalty

Amortization

The Term Loans have no required amortization payments prior to the final maturity date.

Guarantees

The obligations under the Term Loans are guaranteed on a joint and several basis by the Company and each other subsidiary of the Company that owns, directly or indirectly, equity interests in the Borrower. These guarantees will be automatically released upon the occurrence of certain events. In addition, certain domestic wholly owned subsidiaries of the Borrower that own, directly or indirectly, unencumbered assets may be required to provide a guarantee of the Term Loans under certain circumstances, including if such subsidiary is a borrower or guarantor of other recourse indebtedness.

Certain Covenants and Events of Default

The Term Loans contain certain customary affirmative and negative covenants and events of default, consistent with the terms of the Borrower’s existing amended and restated revolving credit facility and term loan agreement. Subject to certain exceptions, such covenants restrict the ability of the Borrower and its subsidiaries to, among other things:

•	engage in certain mergers, consolidations or liquidations;

•	sell, lease or transfer all or substantially all of their respective assets;

•	engage in certain transactions with affiliates;

•	make changes to the Borrower’s fiscal year or change the method of determining fiscal quarters;

•	make changes in the nature of the business of the Borrower and its subsidiaries; and

•	incur additional indebtedness on a pari passu basis with the Term Loans.

The Term Loan Agreement also requires the Borrower, on a consolidated basis with its subsidiaries, to maintain a (i) maximum total leverage ratio, (ii) maximum secured leverage ratio, (iii) maximum unencumbered leverage ratio, (iv) minimum fixed charge coverage ratio, (v) minimum unsecured interest coverage ratio and (vi) maximum secured recourse leverage ratio.

If an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Agreement.

The foregoing summary of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with affiliates of Capital One, National Association, The Huntington National Bank, Keybanc Capital Markets, Inc., M&T Bank, PNC Capital Markets LLC, Regions Bank, U.S. Bank National Association, BMO Capital Markets Corp. and Raymond James Bank, and/or certain of their affiliates.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of June 22, 2022, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Capital One, National Association, as administrative agent and the other parties party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
Name: Mark A. Solls
Title: Executive Vice President, Secretary and Chief Legal Officer
June 22, 2022